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                                                                     Exhibit 5.1



                               August 22, 2000


Mediaplex, Inc.
177 Steuart Street, Second Floor
San Francisco, California  94105-1230

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 23, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,300,000 additional shares of your Common Stock reserved for issuance under (i) the Amended and Restated 1999 Stock Plan (the "1999 Plan"), (ii) the 1999 Employee Stock Purchase Plan (together, with the 1999 Plan, the "Plans") and (iii) the Internet Extra Corporation Warrant Purchase Agreement and related Common Stock Purchase Warrant (together, with the 1999 Plan the "Warrant"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans and the Warrant.

     It is our opinion that, when issued and sold in the manner referred to in the Plans and the Warrant and pursuant to the agreements that accompany the Plans and the Warrant, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                                  Very truly yours,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation


                                            /s/ Wilson Sonsini Goodrich & Rosati